UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 1, 2006 (October 30, 2006)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

 772 Graniteville Road, Graniteville Vermont   05654
    (Address of principal executive offices)    (Zip Code)

 (802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ROCK OF AGES CORPORATION

FORM 8-K

Item 1.01	Entry Into A Material Definitive Agreement.

On October 30, 2006, the Company signed the Twelfth Amendment and Consent (the "Twelfth Amendment") to the Financing Agreement with its lenders,  CIT Business Capital  and Chittenden Trust Company. The Twelfth Amendment modifies the calculation of the trailing four quarters cash flow to debt service ratio (the "Coverage Ratio") by allowing the Company to exclude from the calculation the $1,685,000 retail restructuring charge taken by the Company in the second quarter. The Twelfth Amendment also changes the calculation of the total liabilities to net worth ratio (the "Leverage Ratio") by excluding from that calculation any change in tangible net worth (up to a maximum of $6,000,000) directly resulting from the Company's compliance with Financial Accounting Standards Board Statement No. 158, Employers' Accounting for Defined Benefit Pension and Other Post Retirement Plans.  In relevant part, FASB 158 will require the Company to place on its books certain previously unrecognized and unfunded retirement liabilities as of December 30, 2006. Finally, the lenders formally consented to the previously announced sale of the Company's Kershaw and Coral Gray quarries in South Carolina. In connection with the amendment, the Company agreed to an increase in the interest rates under the Financing Agreement as amended by 0.25% and to extend the period during which the Company would have to pay an early termination fee to CIT for paying off all its loans and terminating the Financing Agreement with CIT from October 27, 2006 to April 25, 2007.

The foregoing summary description of the Twelfth Amendment is qualified in its entirety by reference to the Twelfth Amendment and Consent attached hereto as Exhibit 10.1 and incorporated by reference hereof.

Item 8.01	Other Information

The Company incorporates by reference to this Item 8.01 the information set forth in Item 1.01 hereof. By way of additional information, the Company's credit facility described in Item 1.01 will expire in accordance with its terms on October 27, 2007, and, in accordance with GAAP, the entire amount due under the facility will be classified as current as of December 30, 2006, unless the Company enters into a new financing arrangement with its lenders prior to the release of 2006 earnings. The Company and its lenders plan to begin discussions on the renewal of the facility in the first quarter of 2007.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	10.1	Twelfth Amendment to Financing Agreement dated October 30, 2006

 ROCK OF AGES CORPORATION

FORM 8-K

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: November 1, 2006	By: /s/Michael B. Tule Michael B. Tule Senior Vice President/General Counsel

 Exhibit Index

Number	Description

10.1	Twelfth Amendment to Financing Agreement dated October 30, 2006